Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 22, 2010, accompanying the consolidated financial statements of Access Pharmaceuticals, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of Access Pharmaceuticals, Inc. on Form S-8 of the aforementioned report.

/s/ Whitley Penn LLP

Dallas, Texas
August 26, 2010